Exhibit 4.5

[Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Such omitted portions are indicated by the characters “[***]”.]

STORM CAT

ENERGY CORPORATION

January 17 2005	don @stormcatenergy. com

Delta Resources Inc.	Marin Energy Ltd.
#8 - 10th Street	208 Varsity Estates Grove NW
Sylvan Lake, Alberta T4S 2P3	Calgary, Alberta T3B 4C7
Fax #: (403) 887-4750	Fax #: 503-0493
Att: Mr. Chris Wilson, President	Att: Mr. Davin Chandler

Jem Resources Ltd.

Box 1796

Spruce View, Alberta TOM 1VO

Att: Mr. Todd Patterson

Dear Gentlemen,

Re:      Offer to Farmin

[***]

[***]

Please accept this letter as Storm Cat Energy Corporation’s proposal to Farmin on Delta Resources Inc’s, Marin Energy Ltd. and Jem Resources Ltd’s (collectively referred to herein as “Farmors”) interests in lands within the subject area. The basic terms of our offer are as set out below:

1.     Parties

Farmors:   Delta Resources Inc. (“Delta”), Marin Energy Ltd. (“Marin”) and Jem

Resources Ltd. (“Jem Resources”)

Farmee:     Storm Cat Energy Corporation (“Storm Cat” or “Farmee”)

2.     Farmout Lands

All Farmor’s [***]  within:

[***]

DENVER, COLORADO Suite 510, 1400—16th Street | Denver, Colorado, USA 80202 | Tel (303) 991-5070 Fax (303) 991-5075 CALGARY, ALBERTA Suite 200, 209-8th Avenue | Calgary, Alberta, Canada T2P 1B8 | Tel (403) 451-5070 Fax (403) 451-5075 MONGOLIA Suite 21, P.M. Amar’s Street 2 | Tavan Bogd Plaza, Sukhbaatar District | Ulaanbaatar, Mongolia | Tel 976-11-33-0464

Mr. Martin

1/17/2006

[***]

[***]

[***]

[***]

Mr. Martin

1/17/2006

[***]

[***]

3.     Title

Farmor does not warrant title to the Farmout Lands, but covenants that there are no adverse claims against the Farmout Lands and that it has not disposed of or otherwise encumbered (Lessor royalties only) its interest in the Farmout Lands other than as described herein.

4.     Test Well

On or before [***] Farmee shall [***] and continuously drill and either case or abandon a well (the “Test Well”) at a location of Farmee’s choice on the Farmout Lands. Such well shall be drilled to a minimum vertical depth of [***] or to a total depth of [***], which ever comes first. The costs of such well shall be born by [***].

If in drilling the Test Well, mechanical difficulties or practically impenetrable geological horizons are encountered, Farmee may abandon such well. Within [***] of abandonment of same and subject to [***] Farmee shall commence and thereafter diligently and continuously carry on the drilling of such substitute well at allocation of its choice on the same section from the respective Farmout Lands. All provisions of this Agreement shall apply to the substitute well in same force and effect as to the abandoned well.

Operations related to the Test Well, should it be located on [***] shall be conducted subject to [***].

5.     Interest Earned - Test Well

Upon Farmee having drilled the Test Well and either cased or abandoned same, then

Mr. Martin

1/17/2006

Farmee shall have earned:

(a)  [***] reserving to Farmor [***], as the case may be, [***]:

(i) [***] of monthly production on all [***] production; or

(ii) [***] produced and sold from such well. [***];

(b)  [***] of the section drilled, in the case of an [***]; and

(c)  the right to drill a new well (the “First Option Well”) pursuant to paragraph 6 hereof on any unearned section of the Farmout Lands to earn an additional interest as provided herein in paragraph 7.

6.     First Option Well

For a period [***] of the Test Well drilled hereunder, Farmee shall have the right to elect to drill the First Option Well at a location of [***]. Should Farmee elect to drill the First Option Well, then Farmee shall [***] of making its election to drill the First Option Well. The First Option Well shall be drilled [***] pursuant to the applicable [***]. Such First Option Well shall be drilled to a minimum depth of [***] or to a total depth of [***], whichever occurs first. The costs of such well as to Farmor’s share of same shall be born by [***].

Should Farmee elect not to drill the First Option Well Farmee it shall surrender any further right to earn hereunder.

7.     Interest Earned - First Option Well

Upon Farmee having drilled the First Option Well and either cased or abandoned same, then Farmee shall have earned [***] in the applicable section drilled.

8.     Additional Option Wells

Upon Farmee having drilled the First Option Well and either cased or abandoned same, then Farmee shall have earned the further right to drill additional option wells

Mr. Martin

1/17/2006

[***] on any other unearned section of the Farmout Lands and earn an interest in such lands [***].

9.     [***] Reserved to Farmor

(a)   The [***] as provided for in paragraph 5 (a) herein shall be payable to Farmors [***] and shall be calculated [***] from the applicable [***] and sold and paid to the Farmors [***] prior Farmout.

(b)   The [***] shall be subject to the following [***]:

(i)  [***]; and

(ii) [***].

10.  Seismic Review

Farmor agrees to provide Farmee with access to all of its seismic covering and within 1 mile of the Farmout Lands within one (1) week of the date this Agreement is fully executed. Farmee shall have the right to have same reprocessed should it so choose. In such case Farmee shall pay for 100% of the reprocessing costs and would supply Farmor with one (1) copy of such reprocessed data.

11.  Operating Procedure

Upon Farmee earning an interest in any portion of the Farmout Lands then:

(a)  in the case of certain rights in [***] the Farmors shall proceed to have Farmee recognized as a party to the applicable [***] governing such lands; and

(b)  in the case of certain rights where only Farmor holds a working interest therein, then Farmors agree that such lands would be operated pursuant to the 1990 CAPL Operating Procedure and 1988 Accounting Procedure (Revised February 1991)

Mr. Martin

1/17/2006

incorporating those elections and amendments as set out in Schedule “A” attached hereto.

In addition following its earning an applicable interest hereunder, should Storm Cat request support regarding Storm Cat being appointed Operator under a respective [***], then Farmors agree to support Storm Cat as to such request.

12.  Other

(a)  Note in the case of [***] Jem Resources Ltd. shall be included as one of the Farmors.

(b)  Should any company/individual owning [***] in the Farmout Lands, other than one of the Farmors ([***]) propose the drilling of a well on such lands it holds [***] prior to Farmee [***] in such lands, then Farmee shall have the right to:

(i) participate in the drilling of such well and same well shall become an earning well subject to the terms and conditions herein; or

(ii) challenge such proposal, if it chooses, with Farmors full support and in such case paragraph 12 (a) would still apply.

(c)  Should Farmee propose a well on any portion of the Farmout lands where a company/individual other than one of the Farmors holds [***] ([***]), then the Farmors shall proceed under the applicable [***], as directed by Farmee, to allow Farmee conduct such earning operations as contemplated herein i.e. issue the appropriate drilling notices including AFEs etc.

13.  Further Documentation

Upon acceptance of the foregoing terms, Storm Cat shall initiate the preparation of a formal agreement to expand upon the terms of this Offer to Farmin.

14.  Conditions

This offer is subject to:

(a)   Storm Cat, or its agents or solicitors, shall be entitled to complete due diligence relating to title and the results of such due diligence review shall be satisfactory to Storm Cat. Farmors agree to make available all information and documentation pertinent to such due diligence and to provide Storm Cat with all reasonable access necessary to facilitate the due diligence review;

(b)   this Offer to Farmin being open for acceptance by Farmors until 4:00 pm on January 19, 2006, at which time it will expire if not extended by Storm Cat.

Mr. Martin

1/17/2006

Acceptance may be made by delivery of an executed copy of this letter to Storm Cat at the above address or by delivery by facsimile to Fax # (403) 451-5075; and

(c) any third party consents and waivers and the satisfaction (whether by exercise or waiver) of all rights of first refusal.

Should you have any questions please do not hesitate to contact me via Tel # 451-5078. We look forward to your favourable reply.

Yours truly,

STORM CAT ENERGY CORPORATION

/s/ D. R. Martin
D. R. Martin P.Geol
Vice President - Canadian Operations

Accepted and agreed to this 19th day of January, 2006

Farmor: Marin Energy Ltd.

Per:	/s/	Davin Chandler
Davin Chandler, President

Farmor: Delta Resources Inc.

Per:	/s/	Chris Wilson
Chris Wilson

Farmor: Jem Resources Ltd.

Per:	/s/	Todd Paterson
Todd Paterson